UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2015

BERRY PLASTICS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

(Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01	Regulation FD Disclosure.

Private Offering of Senior Notes

On September 16, 2015, Berry Plastics Group, Inc. (“Berry”) commenced, via one if its indirect, wholly owned subsidiaries, an offering of $400 million in aggregate principal amount of second priority senior secured notes due 2022 (“New Notes”). The offering is subject to market and other conditions. The New Notes will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The New Notes will not be registered under the Securities Act. Unless so registered, the New Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the New Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Berry is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.2, which information is incorporated by reference herein. This information, which has not been previously reported, is excerpted from a Preliminary Offering Circular that is being disseminated in connection with the offering described above. The information in this Current Report on Form 8-K, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibits

99.1	Press Release of Berry Plastics Group, Inc. dated September 16, 2015.

99.2	Excerpts from Preliminary Offering Circular.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS GROUP, INC.

Date: September 16, 2015	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description of Exhibits

99.1	Press Release of Berry Plastics Group, Inc. dated September 16, 2015.

99.2	Excerpts from Preliminary Offering Circular.